SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 17, 2009
THE TIMKEN COMPANY

(Exact Name of Registrant as Specified in its Charter)
Ohio

(State or Other Jurisdiction of Incorporation)

1-1169	34-0577130
(Commission File Number)	(I.R.S. Employer Identification No.)
1835 Dueber Avenue, S.W., Canton, Ohio 44706-2798

(Address of Principal Executive Offices) (Zip Code)
(330) 438-3000

(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)
Amended and Restated Severance Agreements
     On December 17, 2009, The Timken Company (the “Company”) and certain members of management, including the principal executive officer, the principal financial officer and the named executive officers entered into Amended and Restated Severance Agreements (the “Agreements”). The Agreements were amended to revise the calculation of the amount of the severance payment the officers would be entitled to receive upon a qualifying termination of employment by the Company not in connection with a Change in Control of the Company (as defined in the Agreements). Under the amended Agreements, the amount will be equal to a multiple of (A) the officer’s base salary plus (B) an amount equal to (i) the officer’s target incentive pay for the year in which the officer’s employment is terminated, multiplied by (ii) the highest percentage of the officer’s target incentive pay (not to exceed 100%) paid to the officer in any of the five years immediately preceding the year in which the officer’s employment is terminated. A multiple of two is used for the Chief Executive Officer and the Chairman of the Board of Directors, and a multiple of one and one-half is used for the other named executive officers. The summary of the Agreements described above is qualified in its entirety by reference to the form of such agreements attached hereto as Exhibit 10.1 and incorporated herein by reference.
     Exhibits.

10.1	Form of Amended and Restated Severance Agreement

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TIMKEN COMPANY

By:	\s\ William R. Burkhart
William R. Burkhart
Senior Vice President and General Counsel

Date: December 18, 2009

EXHIBIT INDEX

Exhibit
Number	Description of Document
10.1	Form of Amended and Restated Severance Agreement